UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Agreement to Acquire Atlantic Research & Consulting, Inc.

On March 14, 2005, Find/SVP, Inc. (the “Company”) agreed to acquire all of the capital stock of Atlantic Research & Consulting, Inc. (“Atlantic”) upon the terms and subject to the conditions contained in the Stock Purchase Agreement (the “Atlantic Purchase Agreement”) between the Company and Peter Hooper (“Hooper”), as the sole stockholder of Atlantic. The consideration for this acquisition will consist of $3,000,000 in cash payable at closing, $500,000 of unregistered shares of the Company’s common stock issuable at closing, and an aggregate of up to $2,250,000 in deferred consideration payable in cash over three years, which deferred payments are contingent upon Atlantic achieving certain prescribed amounts of EBITDA (as defined in the Atlantic Purchase Agreement). If EBITDA for the three year period beginning on the first day of the month following the closing date exceeds $3,300,000, Hooper will also receive additional deferred consideration equal to the amount of such excess multiplied by 0.50.

The Company intends to close the Atlantic acquisition during April of 2005, subject to customary conditions set forth in the Atlantic Purchase Agreement. Atlantic Research & Consulting, Inc., headquartered in Boston, Massachusetts, is a rapidly growing quantitative and qualitative custom market research firm, focusing on financial services, management consulting, health care, and public sectors.

There is no material relationship, other than in respect of the Atlantic acquisition, between Hooper, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand.

Simultaneously with the acquisition, Atlantic will enter into new employment agreements with Hooper and two other senior executives of Atlantic.

The Company intends to finance the acquisition with a combination of the Company’s cash resources and/or funds obtained in connection with a proposed senior credit facility with Bank of America. Bank of America has issued a Commitment Letter (the “Commitment Letter”) to the Company pursuant to which it agreed to provide to the Company a senior secured credit facility in the aggregate amount of $9,000,000 (the “Credit Facility”). The commitments contained in the Commitment Letter are subject to usual and customary conditions and the Company cannot guarantee that it will be able to close and receive the financing contemplated in the Credit Facility.

No assurances can be given that the Atlantic acquisition will be consummated or, if such acquisition is consummated, as to the final terms of such acquisition. A copy of the Atlantic Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Atlantic Purchase Agreement and the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Atlantic Purchase Agreement.

Agreement to Acquire Signia Partners, Inc.

On March 14, 2005, the Company agreed to acquire all of the capital stock of Signia Partners, Inc. (“Signia”) upon the terms and subject to the conditions contained in the Stock Purchase Agreement (the “Signia Purchase Agreement”) between the Company and Charles Douglas House (“House”), as the sole stockholder of Signia. The consideration for this acquisition will consist of $3,400,000 in cash payable at closing, $300,000 of unregistered shares of the Company’s common stock issuable at closing, and an aggregate of up to $1,400,000 in deferred consideration payable in cash over three years, which deferred payments are contingent upon Signia achieving certain prescribed amounts of Adjusted EBITDA (as defined in the Signia Purchase Agreement). If aggregate Adjusted EBITDA for the three year period beginning on February 1, 2005 exceeds $2,550,000, House will also receive additional deferred consideration equal to the amount of such excess multiplied by 0.25.

The Company intends to close the acquisition during April of 2005, subject to customary conditions set forth in the Signia Purchase Agreement. Signia Partners, Inc., headquartered just outside of Washington, D.C., is a leading provider of in-depth business research and fact-based decision support, focusing on the financial services, health care and consumer sectors.

There is no material relationship, other than in respect of the Signia acquisition, between House, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand.

Simultaneously with the acquisition, Signia will enter into new employment agreements with House and two other senior executives of Signia.

The Company intends to finance the acquisition with a combination of the Company’s cash resources and/or funds obtained in connection with the proposed Credit Facility described above. The commitments contained in the Commitment Letter are subject to usual and customary conditions and the Company cannot guarantee that it will be able to close and receive the financing contemplated in the Credit Facility.

No assurances can be given that the Signia acquisition will be consummated or, if such acquisition is consummated, as to the final terms of such acquisition. A copy of the Signia Purchase Agreement is attached to this report as Exhibit 2.2 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Signia Purchase Agreement and the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Signia Purchase Agreement.

Item 2.02    Results of Operations and Financial Condition

On March 15, 2005, Find/SVP, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its 2004 full year and fourth quarter earnings. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The Press Release contains financial measures that are not in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, which is defined as the Company’s net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from options granted “in the money”, other income, and other non-recurring charges, and EBITDA, which represents the Company’s net income (loss) before interest, income taxes, and depreciation and amortization, is presented in the earnings release because management believes that Adjusted EBITDA and EBITDA are useful measures to investors, allowing them to focus on the Company’s recurring results of operations. Integration and other non-recurring charges are significantly influenced by the Company’s acquisition program, may vary significantly from period to period, and may not be indicative of the Company’s ongoing operating expenses, excluding acquisition related expenses. Additionally, management believes that Adjusted EBITDA and EBITDA are common alternatives in measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of March 14, 2005, by and between Find/SVP, INC. and Peter Hooper.

2.2	Stock Purchase Agreement, dated as of March 14, 2005, by and among Find/SVP, Inc. and Charles Douglas House.

99.1	Press Release dated March 15, 2005 with respect to, among other things, the Registrant’s financial results for the fiscal year and quarter ended December 31, 2004 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, Inc.

Date: March 15, 2005	By:	/s/ Peter M. Stone
Peter M. Stone
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of March 14, 2005, by and between Find/SVP, INC. and Peter Hooper.

2.2	Stock Purchase Agreement, dated as of March 14, 2005, by and among Find/SVP, Inc. and Charles Douglas House.

99.1	Press Release dated March 15, 2005 with respect to, among other things, the Registrant’s financial results for the fiscal year and quarter ended December 31, 2004 (furnished only).